UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      February 28, 2005

R.H. Donnelley Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	27513

(Address of Principal Executive Offices)	(Zip Code)

R.H. Donnelley Inc.*

(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	27513

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code:     (919) 297-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelley Inc. became subject to the filing requirements of Section 15(d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelley Inc. is the obligor of 8 7/8% Senior Notes due 2010 and 10 7/8% Senior Subordinated Notes due 2012, and is now subject to the filing requirements of Section 15 (d) as a result of such Notes. As of October 1, 2004, 100 shares of R.H. Donnelley Inc. common stock, no par value, were outstanding.

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     On February 28, 2005, certain members of senior management of R.H. Donnelley Corporation (the “Company”) are scheduled to make a presentation at a media industry conference sponsored by Bear Stearns & Co.

     During its presentation at that conference, management intends to present a slide presentation, a copy of which is attached hereto as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Description
99.1	Slide presentation given on February 28, 2005

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

R.H. Donnelley Inc.
By:	/s/ Robert J. Bush
	Name:	Robert J. Bush
	Title:	Vice President and General Counsel

Date: February 28, 2005

3

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Slide presentation given on February 28, 2005.

4